UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 18, 2008 (August 14, 2008)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On August 14, 2008, Crimson Exploration Inc. issued a press release announcing financial results for the second quarter June 30, 2008. The press release is included in this report as Exhibit 99.1

The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated August 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: August 18, 2008	/s/ E. Joseph Grady
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated August 14, 2008

Crimson Exploration Announces Second Quarter 2008 Financial Results

HOUSTON, August 14, 2008 (BUSINESS WIRE) -- Crimson Exploration Inc. (OTCBB:CXPO) today announced financial results for the second quarter 2008.

Highlights

▪	Record quarterly revenue of $53.0 million
▪	Record quarterly production of 4.8 Bcfe
▪	Daily production for the second quarter of 2008 averaged 53,127 Mcfed, up 52% over the 2007 quarter
▪	Acquisition in May 2008 of approximately 22 Bcfe of South Texas properties for approximately $56.8 million

Summary Financial Results – Second Quarter 2008

The Company reported a loss before income taxes for the second quarter of 2008 of $39.6 million, compared to income before income taxes of $6.9 million for the second quarter of 2007. Negatively impacting the second quarter results for 2008 was a $58.8 million non-cash charge recorded to reflect the unrealized mark-to-market exposure on our commodity price and interest rate hedge instruments as required by SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”. Recorded in the second quarter 2007 was a $1.0 million non-cash benefit related to the mark-to-market requirement. Exclusive of the effects of the mark-to-market charges in 2007 and 2008, income before taxes for the second quarter of 2008 would have been $19.2 million, compared to income before taxes of $5.9 million in 2007. Net loss for the second quarter of 2008 was $25.6 million compared to net income of $4.3 million for the second quarter of 2007.

Net cash flow from operations for the second quarter of 2008, which consists of net cash provided by operating activities, plus the period change in certain working capital and other cash flow items, was $62.5 million, a $54.8 million increase over the $7.7 million reported for the 2007 quarter. The increase in cash flow was attributable to the South Texas and Gulf Coast producing assets acquired in May 2007 ("STGC Acquisition") and the properties acquired from Smith Production in May 2008, offset in part by increased interest expense and general and administrative costs related to the increase in debt and infrastructure growth after the acquisitions.

Revenues for the second quarter of 2008 were $53.0 million, a 99% increase compared to revenue of $26.7 million in the prior year quarter. The increase in revenues was attributable primarily to new production from the STGC and Smith Production acquisitions, and to a lesser extent, higher oil and gas price realizations.

Production for the second quarter of 2008 was 4.8 Bcfe of natural gas equivalents, or 53,127 Mcfe per day, compared with production of 3.2 Bcfe, or 34,855 Mcfe per day, in the 2007 quarter. The dramatic increase in production for the quarter was attributable to the STGC and Smith Production acquisitions and to production increases resulting from our 2007 and 2008 drilling programs.

Average prices realized in the second quarter of 2008 (including the effects of realized gains/losses on our commodity price hedges) were $95.52 per barrel, $10.23 per Mcf, $55.73 per barrel and $10.94 per Mcfe for oil, natural gas, natural gas liquids and natural gas equivalents, respectively. For the second quarter of 2007, average prices realized were $62.66 per barrel, $7.95 per Mcf and $8.39 per Mcfe for oil, natural gas, and natural gas equivalents, respectively.

Lease operating expenses for the second quarter of 2008 were $10.5 million compared to $5.2 million in the prior year quarter, an increase primarily due to the additional properties from the STGC and Smith Production acquisitions. On a per Mcfe produced basis, lease operating expenses were $2.18 per Mcfe for the second quarter 2008, compared to $1.64 per Mcfe for the second quarter 2007. Exploration expenses were $0.5 million for the second quarter of 2008 compared to $0.5 million for the prior year quarter. DD&A expense for the second quarter of 2008 was $11.4 million, or $2.36 per Mcfe, compared to $8.2 million, or $2.60 per Mcfe, in the prior year quarter.

General and administrative expenses were $5.5 million in the second quarter of 2008, or $1.13 per Mcfe, compared to $2.7 million, or $0.84 per Mcfe, in the prior year quarter. The increase in total expense over the prior year was primarily due to higher personnel and infrastructure costs associated with the expansion of our technical and support teams after the STGC Acquisition. Exclusive of the non-cash stock option expense recognized pursuant to SFAS 123R, cash general and administrative expenses were $0.79 per Mcfe for the second quarter of 2008 and $0.52 per Mcfe for the second quarter of 2007.

Other expense was $64.3 million for the second quarter of 2008 compared to $3.0 million in the prior year quarter. The major increases in these quarterly amounts were higher interest expense of $5.1 million in 2008, compared to $3.4 million in 2007, due to the higher outstanding balances on our credit facilities after the STGC and Smith Production acquisitions, and the non-cash charge of $58.8 million in 2008 related to the unrealized mark to market exposure on our derivative instruments, compared to a non-cash benefit of $1.0 million in 2007.

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three and six month periods ended June 30, 2008 and 2007:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2008	2007	%	2008	2007	%
Total Volumes Sold:
Crude oil (barrels)	126,221	93,006	36%	262,378	131,293	100%
Natural gas (Mcf)	3,106,438	2,613,768	19%	6,258,275	2,926,864	114%
Natural gas liquids (barrels)	161,793	—%		297,647	—%
Natural gas equivalents (Mcfe)	4,834,522	3,171,804	52%	9,618,425	3,714,622	159%

Daily Sales Volumes:
Crude oil (barrels)	1,387	1,022	36%	1,442	725	99%
Natural gas (Mcf)	34,137	28,723	19%	34,386	16,171	113%
Natural gas liquids (barrels)	1,778	—%		1,635	—%
Natural gas equivalents (Mcfe)	53,127	34,855	52%	52,848	20,523	158%

Daily Sales Volumes (Mcfe) by Area:
LA Onshore	7,802	5,886	33%	7,396	4,501	64%
TX Onshore	29,536	28,190	5%	28,630	15,295	87%
Colorado	1,423	735	94%	1,098	680	61%
Other	34	44	-23%	29	47	-38%
Non-Operated	14,332	—%		15,695	—%
Total Sales Volumes	53,127	34,855	52%	52,848	20,523	158%
			%			%
Average oil sales price ($ per Bbl):
Average price received in field	$126.76	$62.93	101%	$109.27	$60.86	80%
Realized effects of hedging instruments	(31.24)	(0.27)		(22.52)	1.11
Net realized price, after hedging	$95.52	$62.66	52%	$86.75	$61.97	40%

Average gas sales price ($ per Mcf):
Average price received in field	$11.06	$7.92	40%	$9.56	$7.79	23%
Realized effects of hedging instruments	(0.82)	0.03		(0.25)	0.07
Net realized price, after hedging	$10.24	$7.95	29%	$9.31	$7.86	18%

Average NGL sales price ($ per Bbl):
Average price received in field	$55.73	$—%		$56.39	$—%
Realized effects of hedging instruments	—	—		—	—
Net realized price, after hedging	$55.73	$—%		$56.39	$—%

Selected Costs ($ per Mcfe):
Lease operating expenses	$2.18	$1.64	33%	$2.00	$1.89	6%
Depreciation and depletion expense	$2.36	$2.60	-9%	$2.35	$2.43	-3%
General and administrative expense	$1.13	$0.84	34%	$1.06	$1.34	-21%
Interest	$1.06	$1.07	-1%	$1.07	$0.92	17%

Net cash flow from operations	$31,274,839	$15,826,617	98%	$58,842,931	$17,081,407	244%

EBITDAX	$38,624,702	$19,818,580	95%	$71,451,984	$21,240,737	236%

Capital expenditures
Property acquisition – proved	$54,215,065	$226,875,338		$53,674,289	$226,875,338
Property acquisition – unproved	—	28,584,129		—	28,584,129
Exploratory	800,398	6,962,213		10,216,163	8,146,406
Development	19,200,972	5,434,296		33,716,239	10,568,604
Other	198,564	715,791		293,786	784,991
	$74,414,999	$268,571,767		$97,900,477	$274,959,468

Capital expenditures by Area
LA Onshore	$431,555	$10,880,001		$1,107,909	$10,905,697
TX Onshore	75,522,329	256,759,091		80,441,878	262,871,151
Colorado	—	541		—	45,400
Non-operated	1,262,551	—		16,056,904	—
Other	198,564	932,134		293,786	1,137,220
	$74,414,999	$268,571,767		$97,900,477	$274,959,468

Earnings per Common Share
Basic	$(5.15)	$0.84		$(5.23)	$0.25
Fully Diluted	$(5.15)	$0.45		$(5.23)	$0.25

CRIMSON EXPLORATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2008	2007
ASSETS
Total current assets	$73,564,941	$36,282,857
Total property and equipment, net	414,301,216	356,488,602
Total other assets	8,489,132	5,964,907

Total Assets	$496,355,289	$398,736,366

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities, less derivatives	$64,799,143	$46,175,286
Current derivatives liability	50,402,888	2,505,251
Non-current liabilities, less derivatives	281,258,639	267,655,729
Non-current derivatives liability	52,086,179	12,747,019
Total stockholders’ equity	47,808,440	69,653,081

Total Liabilities & Stockholders’ Equity	$496,355,289	$398,736,366

CRIMSON EXPLORATION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

OPERATING REVENUES
Oil, gas and natural gas liquids sales	$52,866,342	$26,607,257	$97,794,538	$31,128,046
Operating overhead and other income	146,999	51,293	254,894	77,629
Total operating revenues	53,013,341	26,658,550	98,049,432	31,205,675

OPERATING EXPENSES
Lease operating expenses	10,543,863	5,213,567	19,244,197	7,025,775
Exploration expenses	498,478	516,832	584,320	652,443
Depreciation, depletion and amortization	11,425,683	8,247,127	22,582,506	9,018,893
Asset retirement obligations	403,811	108,832	535,782	183,551
General and administrative	5,481,410	2,674,920	10,228,117	4,985,146
Gain on sale of assets	(85,783)	—	(15,271,712)	—
Total operating expenses	28,267,462	16,761,278	37,903,210	21,865,808

INCOME FROM OPERATIONS	24,745,879	9,897,272	60,146,222	9,339,867

OTHER EXPENSE
Interest expense	(5,123,907)	(3,405,472)	(10,330,777)	(3,423,440)
Other financing cost	(457,278)	(572,805)	(834,533)	(650,064)
Unrealized gain (loss) on derivative instruments	(58,754,278)	985,273	(87,236,797)	(876,840)
Total other expense	(64,335,463)	(2,993,004)	(98,402,107)	(4,950,344)

INCOME (LOSS) BEFORE INCOME TAXES	(39,589,584)	6,904,268	(38,255,885)	4,389,523

INCOME TAX (EXPENSE) BENEFIT	14,026,944	(2,648,915)	13,356,888	(1,696,764)

NET INCOME (LOSS)	(25,562,640)	4,255,353	(24,898,997)	2,692,759

DIVIDENDS ON PREFERRED STOCK (Paid 2008 — $84,295; 2007 — $662,706)	(1,055,801)	(862,206)	(2,080,783)	(1,757,700)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(26,618,441)	$3,393,147	$(26,979,780)	$935,059

NET INCOME (LOSS) PER SHARE
BASIC	$(5.15)	$0.84	$(5.23)	$0.25
DILUTED	$(5.15)	$0.45	$(5.23)	$0.25

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	5,173,463	4,046,510	5,161,400	3,690,158
DILUTED	5,173,463	9,369,974	5,161,400	9,129,732

Non-GAAP Financial Measures

Crimson also presents earnings before interest, taxes, depreciation, amortization and exploration expenses (“EBITDAX”) and net cash flow from operations, which consists of net cash, provided by operating activities plus the period change in certain working capital and other cash flow items. Exploration expenses include geological and geophysical costs, lease rental costs and dry hole costs expensed under the successful efforts method of accounting, but capitalized under the alternative full cost accounting rules. Management uses these measures to assess the company's ability to generate cash to fund operations, exploration and development activities. Management interprets trends in these measures in a similar manner as trends in operations, cash flow and liquidity. Neither EBITDAX, nor net cash flows from operations, should be considered as alternatives to net income (loss), income from operations or net cash provided by operational activities as defined by GAAP. The following is a reconciliation of net cash provided by operating activities to net cash flow from operations and EBITDAX:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net cash provided by operating activities	$39,185,965	$11,224,724	$62,455,491	$7,694,161
Changes in working capital
Accounts receivable	6,538,004	19,347,176	8,043,960	20,352,446
Prepaid expenses	(34,929)	(149,621)	31,482	87,569
Accounts payable and accrued expenses	(14,414,201)	(14,595,662)	(11,688,002)	(11,052,769)

Net cash flow from operations	31,274,839	15,826,617	58,842,931	17,081,407

Interest expense and other financing	5,295,838	3,521,809	10,594,616	3,567,702
Exploration expenses	498,478	516,832	584,320	652,443
Other	1,555,547	(46,678)	1,430,117	(60,815)

EBITDAX	$38,624,702	$19,818,580	$71,451,984	$21,240,737

Outlook

The Company is providing the following updated production guidance, on an average annual basis for the calendar year 2008. Ranges for lease operating expenses, depletion and cash general and administrative expenses are based on the midpoint of production guidance.

Production	53,000 - 58000 Mcfe per day

Lease operating expenses, including production taxes	$1.95 - $2.10 per Mcfe

Depletion, depreciation and amortization	$2.40 - $2.60 per Mcfe

Cash general and administrative costs	$0.80 - $0.90 per Mcfe

Teleconference Call

Crimson management will hold a conference call to discuss the information described in this press release on Monday, August 18, 2008 at 9:30 a.m. CDT. Those interested in participating may do so by calling the following phone number: 1-877-741-4239, (International 1-719-325-4764) and entering the following participation code 1939749. A replay of the call will be available from Monday, August 18, 2008 at 12:30 p.m. CDT through Monday, August 25, 2008 at 12:30 p.m. CDT by dialing toll free 1-888-203-1112, (International 1-719-457-0820) and asking for replay ID code 1939749.

Crimson Exploration is an independent oil and gas company based in Houston, Texas, with producing assets primarily focused in South Texas, the Texas Gulf Coast and South Louisiana.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission ("SEC"). Such statements include those concerning Crimson's strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson's control. Statements regarding future production, revenue, costs and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2007, for a further discussion of these risks.

SOURCE: Crimson Exploration Inc.

Crimson Exploration Inc., Houston

E. Joseph Grady, 713-236-7400